PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC.
                     DISTRIBUTION AND SHAREHOLDER SERVICING
                               PLAN AND AGREEMENT
                                 CLASS C SHARES


      PLAN AND AGREEMENT made as of the 1st day of February, 2000, by and between PRINCIPAL PARTNERS LARGECAP GROWTH FUND, INC., a Maryland corporation (the "Fund"), and PRINCOR FINANCIAL SERVICES CORPORATION, an Iowa corporation (the "Underwriter").

      WHEREAS, Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), provides that a registered open-end management investment company may participate in financing the distribution of securities of which it is the issuer; and

      WHEREAS, any payments made by the Fund in accordance with Rule 12b-1 must be made pursuant to a written plan describing all material aspects of the proposed financing of distribution; and

      WHEREAS, the Underwriter acts as the underwriter for the Fund; and various broker-dealers (the "Dealers"), including the Underwriter, sell shares of the Fund and provide services to existing shareholders; and

      WHEREAS, the Board of Directors of the Fund has determined that the Fund should make direct payments to the Underwriter for transmission to Dealers (including the Underwriter) in connection with selling Class C shares of the Fund and the rendering of services to Class C shareholders and that such payment should be separate from the investment advisory and management fee paid to Principal Management Corporation; and

      WHEREAS, the Board of Directors of the Fund has determined that there is a reasonable likelihood that the adoption of the Plan will benefit the Fund and its Class C shareholders;

      NOW, THEREFORE, the following shall constitute the written Plan pursuant to which the Fund shall participate in financing the distribution of its Class C shares.

      Section 1. The Fund is hereby authorized to make payments to the Underwriter from that portion of its assets attributable to its Class C shares for the purpose of paying the Underwriter for its activities in connection with sales of the Class C shares and to compensate the Underwriter and other selling Dealers for (i) providing shareholder services to existing Class C shareholders, including without limitation, furnishing information as to the status of shareholder accounts, requests, responding to telephone and written inquiries, and assisting shareholders with tax information and (ii) rendering assistance in the distribution and promotion of the sale of Class C shares to the public.

      (a) Service Fee. The Fund will pay a service fee (the "Service Fee") as defined in Section 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (or any successor provision thereto) as in effect from time to time (the "NASD Rule") at an annual rate not to exceed 0.25% of the fund's average daily net assets attributable to the Class C shares. The Service Fee shall be accrued daily and paid monthly or at such other intervals as the directors shall determine. The Underwriter may pay all or any portion of the Service Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Underwriters) as service fees pursuant to agreements with such organizations for providing personal services to investors in Class C shares of the Fund and/or the maintenance of shareholder accounts, and may retain all or any portion of the Service Fee as compensation for providing personal services to investors in Class C shares of the Fund and/or the maintenance of shareholder accounts. All payments under this
           Section 1(a) are intended to qualify as "service fees" as defined in the NASD Rule.

      (b) Distribution Fees. In addition to the Service Fee, the Fund will pay to the Underwriter a fee (the "Distribution Fee") at an annual rate of 0.75% (unless reduced as contemplated by and permitted pursuant to the next sentence hereof) of the Fund's average daily net assets attributable to the Class C shares in consideration of the services rendered in connection with the sale of such shares by the
           Underwriter. The Fund will not terminate the Distribution Fee in respect of Fund assets attributable to Class C shares, or pay such fee at an annual rate of less than 0.75% of the Fund's average daily net assets attributable to the Class C shares, unless it has ceased, and not resumed, paying the Service Fee to the Underwriter. The Distribution Fee shall be accrued daily and paid monthly or at such other intervals as the Directors shall determine.

           The  obligation  of  the  Fund  to pay  the  Distribution  Fee  shall terminate upon the termination of this Plan or the relevant distribution agreement between the Distributor and the Fund in accordance with the terms hereof or thereof, but until any such termination shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by the Fund of its right separately to pursue any claims it may have against the Distributor and enforce such claims against any assets of the Distributor (other than its right to be paid the Distribution Fee and to be paid contingent deferred sales charges)).

           The Underwriter may pay all or any portion of the Distribution Fee to securities dealers or other organizations (including, but not limited to, any affiliate of the Underwriter as commissions, asset-based sales charges or other compensation with respect to the sale of Class C shares of the Fund may retain all or any portion of the Distribution Fee as compensation for the Underwriter's services as principal underwriter of the Class C shares of the Fund. All payments under this Section 1(b) are intended to qualify as "asset-based sales charges" as defined in the NASD Rule.

      Section 2. This Plan shall not take effect until it has been approved (a) by a vote of at least a majority (as defined in the Act) of the outstanding Class C shares of the Fund and (b) by votes of the majority of both (i) the Board of Directors of the Fund, and (ii) those Directors of the Fund who, except for their positions as Directors of the Fund, are not "interested persons" (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Disinterested Directors"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

      Section 3. Unless sooner terminated pursuant to Section 5, this Plan shall continue in effect for a period of twelve months from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 2(b).

      Section 4. A representative of the Underwriter shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

      Section 5. This Plan may be terminated at any time by vote of a majority of the Disinterested Directors, or by vote of a majority (as defined in the Act) of the Fund's outstanding Class C shares.

      Section 6. Any agreement of the Fund related to this Plan shall be in writing and shall provide:

      A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the members of the Board of Directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by a vote of a majority (as defined in the Investment Company Act of 1940) of the Fund's outstanding Class C shares on not more than ninety (90) days' written notice to any other party to the agreement); and

      B. That such agreement shall terminate automatically in the event of its assignment.

      Section 7. While the Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Directors who are not interested persons.
      Section 8. The Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to Paragraph 4, for a period of not less than six years from the date of the Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

      Section 9. This Plan may not be amended to increase materially the amount of Service Fees or Distribution Fees provided for in Section 1(a) and (b) hereof unless such amendment is approved in the manner provided for initial approval in
Section 2 hereof and no other material amendment to this Plan shall be made unless approved in the manner provided for initial approval in Section 2(b) hereof.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Plan as of the first date written above.

                              Principal Partners LargeCap Growth Fund, Inc.

                                          /s/ A. S. Filean
                              By: ______________________________________________
                                      A. S. Filean, Vice President and Secretary

                              PRINCOR FINANCIAL SERVICES CORPORATION

                                          /s/ Mike Beer
                              By: ______________________________________________
                                      M. J. Beer, Executive Vice President